UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 400, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 22, 2013, Huttig Building Products, Inc. (the “Company”) held its Annual Meeting of Stockholders. The matters set forth below were voted on and approved by the stockholders at the Annual Meeting. The voting results for each matter are as set forth below.

1.	The election of three directors to serve terms expiring in 2016:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
E. Thayer Bigelow	14,557,994	1,002,475	3,345,283
Richard S. Forte	14,071,036	1,489,433	3,345,283
Jon P. Vrabely	14,707,769	852,700	3,345,283

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013:

Votes For	Votes Against	Votes Abstained
18,685,079	158,534	62,139

3.	To approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,335,134	1,111,514	2,113,821	3,345,283

4.	To recommend, by a non-binding advisory vote, the frequency with which the stockholders of the Company will be asked to approve the compensation paid by the Company to certain executive officers:

Every Year	Every 2 Years	Every 3 Years	Votes Abstained	Broker Non-Votes	Uncast
10,500,219	1,960,852	451,871	2,647,407	3,345,283	120

The Board of Directors of the Company, taking into account the foregoing advisory vote of the stockholders of the Company, has determined that the Company will hold an advisory vote on executive compensation every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc. (Registrant)

Date: April 23, 2013	/s/ Philip W. Keipp
Philip W. Keipp
Vice President and Chief Financial Officer